 As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3841	38-3661826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

David Jenkins

Executive Chairman of the Board

and Chief Executive Officer

Catheter Precision, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Joseph Alley, Jr., Esq. Arnall Golden Gregory LLP Suite 2100 171 17th Street NW Atlanta, Georgia 30363-1031 (404) 873-8500	Ivan K. Blumenthal, Esq. Daniel Bagliebter, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue New York, New York 10022 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-279930

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Catheter Precision, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-279930), initially filed by the Registrant on June 4, 2024 and declared effective, as amended, by the Securities and Exchange Commission on August 29, 2024 (the “Prior Registration Statement”).

This Registration Statement covers the registration of (i) up to $138,000 of common stock units (the “Common Stock Units”), with each Common Stock Unit consisting of one share of Registrant common stock, par value $0.0001, one warrant (a “Series H Warrant”) to purchase one share of common stock (the “Series H Warrant Shares”) that expires on the sixmonth anniversary of the date of issuance, one warrant (a “Series I Warrant”) to purchase one share of common stock (the “Series I Warrant Shares”) that expires on the eighteen month anniversary of the date of issuance, and one warrant (a “Series J Warrant”) to purchase one share of common stock (the “Series J Warrant Shares”) that expires on the five year anniversary of the date of issuance (a “Series J Warrant”), (ii) up to $138,000 of pre-funded units (the “PFW Units”), with each PFW Unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share with no expiration date, one Series H Warrant, one Series I Warrant, and one Series J Warrant, and (iii) $12,834 of underwriters’ warrants to purchase shares of Common Stock of the Company. PFW Units sold will reduce Common Stock Units sold on a one for one basis. The required opinions of counsel and related consents and accountants’ consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table exhibit contained in the Prior Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-279930) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Arnall Golden Gregory LLP
23.1	Consent of Withum Smith+Brown, PC, Independent Registered Public Accounting Firm
23.2	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm
23.3	Consent of Arnall Golden Gregory LLP (included on Exhibit 5.1)
24.1**

Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-279930) initially filed with the Commission on June 4, 2024 and incorporated by reference herein)

107	Filing Fee Table.

** previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Park City, State of Utah, on August 30, 2024.

CATHETER PRECISION, INC.

By:	/s/ David A. Jenkins
David A. Jenkins
Executive Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Jenkins		August 30, 2024
David A. Jenkins	Director, Executive Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Margrit Thomassen		August 30, 2024
Margrit Thomassen	Interim Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

*		August 30, 2024
James J. Caruso	Director

*		August 30, 2024
Martin Colombatto	Director

*By:	/s/ David A. Jenkins
David A. Jenkins
Attorney-in-fact

/s/ Andrew Arno
Andrew Arno	Director	August 30, 2024

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